Exhibit 23.1







                            ACCOUNTANTS' CONSENT


The Board of Directors
Thomas & Betts Corporation:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                        KPMG Peat Marwick LLP



Memphis, Tennessee
January 27, 1997

141085-1